UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 18, 2015

JOHNSON CONTROLS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	1-5097	39-0380010
______________________________________ (State or other jurisdiction	____________________ (Commission	____________________________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5757 North Green Bay Avenue Milwaukee Wisconsin		53209
_____________________________________________________________ (Address of principal executive offices)		__________________ (Zip Code)

Registrant’s telephone number, including area code:	414-524-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On November 18, 2015, the Board of Directors (the "Board") of Johnson Controls, Inc. (the "Company") took action to increase the size of the Board from 10 to 11 members and elected Juan Pablo del Valle Perochena to the Board effective immediately to fill the resulting vacancy. The Board also appointed Mr. del Valle Perochena to serve as a member of the Audit Committee and Finance Committee of the Board.

Mr. del Valle Perochena is Chairman of Mexichem, S.A.B. de C.V., Tlalnepantla, Mexico (chemical and petrochemical producer and seller and a subsidiary of Kaluz, S.A. de C.V.), a position he has held since April 2011.

There are no arrangements or understandings between Mr. del Valle Perochena and any other person pursuant to which Mr. del Valle Perochena was elected a director of the Company. There are no transactions in which Mr. del Valle Perochena has an interest requiring disclosure on the part of the Company under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

The Company’s Compensation Summary for Non-Employee Directors, as amended as of October 1, 2014, which was filed as Exhibit 10.Q to the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2014, is applicable to Mr. del Valle Perochena. In connection with Mr. del Valle Perochena’s election to the Board, he will receive a pro rata portion of the current $120,000 annual cash retainer the Company pays to its non-employee directors as well as a pro rata portion of the annual $145,000 retainer that is paid in shares of the Company’s common stock. The shares of common stock will be issued pursuant to the Johnson Controls, Inc. 2003 Stock Plan for Outside Directors.

Retirement of Director Eugenio Clariond Reyes-Retana

In accordance with the retirement policy under the Company’s Corporate Governance Guidelines, which require a director to retire by the last day of the calendar year in which the director turns 72, Eugenio Clariond Reyes-Retana, a director of the Company since 2005, submitted his resignation from the Board and its committees, and on November 18, 2015, such resignation was accepted by the Board, effective December 31, 2015. Also on November 18, 2015, the Board took action to reduce its size from 11 to 10 members effective upon the retirement of Mr. Clariond Reyes-Retana from the Board on December 31, 2015.

Change in Title of Named Executive Officer

On November 18, 2015, the Board, on the recommendation of the Compensation Committee of the Board, named Beda Bolzenius as Vice President and President - Automotive Experience, reflecting the termination of his foreign assignment to Shanghai, China, and relocation back to the United States. Mr. Bolzenius was previously Vice President, Vice Chairman - Asia Pacific and President - Automotive Experience. The Compensation Committee did not make any changes to Dr. Bolzenius’ compensation in connection with this change.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.

November 20, 2015	By:	/s/ Brian J. Cadwallader
		Name:	Brian J. Cadwallader
		Title:	Vice President, Secretary and General Counsel